UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway
Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2025, Craig H. Hoskins, Executive Vice President and Chief Development Officer of Performance Food Group Company (the “Company”) notified the Company of his intention to retire and resign from his position as Executive Vice President and Chief Development Officer. On the same date, the Human Capital and Compensation Committee of the Board of Directors of the Company authorized a letter agreement with Mr. Hoskins (the “Letter Agreement”) setting forth the terms of Mr. Hoskins’ voluntary retirement from the Company on January 5, 2026 (the “Retirement Date”), and the terms of Mr. Hoskins’ continued service with the Company as a consultant for a period thereafter. On August 19, 2025, the Company and Mr. Hoskins entered into the Letter Agreement.

The Letter Agreement provides that, until the Retirement Date, Mr. Hoskins will continue to receive his then current compensation and benefits. Following the Retirement Date, Mr. Hoskins will provide consulting services for the Company through December 31, 2026 (the “Consulting Period”). In consideration for such services and subject to Mr. Hoskins’ agreement to certain standard terms and conditions, Mr. Hoskins will receive aggregate payments of $350,000 for the Consulting Period, a portion of which will be paid at the conclusion of the Consulting Period, subject to Mr. Hoskins’ execution and nonrevocation of a release of claims in favor of the Company. The Letter Agreement further provides that Mr. Hoskins will be eligible to receive (i) a fiscal year 2026 equity award in the form of restricted stock with a grant date value of $500,000, which will vest over 12 months following the date of grant, subject to continued service, (ii) Company-paid participation in the Company’s group health plans during the Consulting Period and (iii) for a period of two years following the Retirement Date, Company-provided executive physicals. Mr. Hoskins will remain eligible to receive 100% of his fiscal 2026 annual bonus for fiscal 2026 at the actual level of performance and will continue to vest in the unvested portions of any equity awards that are unvested and outstanding as of the Retirement Date, subject to the terms of the applicable award agreements. Mr. Hoskins will also be eligible for “retirement” vesting of his unvested and outstanding equity awards at the conclusion of the Consulting Period in accordance with the terms of such awards. Mr. Hoskins is also subject to certain restrictive covenants under the Letter Agreement, including customary confidentiality covenants as well as non-competition and non-solicitation restrictions for a period of 18 months following the end of the Consulting Period.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated August 19, 2025, between the Company and Craig H. Hoskins

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: August 20, 2025	By:	/s/ A. Brent King
A. Brent King
Executive Vice President, General Counsel and Secretary